EXHIBIT 99.4
SECURITY AGREEMENT
(Pledge of Limited Liability Company Interest)
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of                     , 20     , between APARTMENT ASSETS, a Delaware limited liability company (“Pledgor”), and SECURED PRINCIPAL, LLC, a Delaware limited liability company (“Secured Party”), with reference to the following facts:
RECITALS
     A. Pledgor is the sole member of                     , a                      limited liability company (the “Company”) in which the Pledgor holds a Membership Interest (the “Membership Interest”). The affairs of the Company are governed by that certain Limited Liability Company Agreement (the “LLC Agreement”) dated                     , 20     , executed by Pledgor as the sole member of the Company.
     B. The Secured Party has advanced a loan to the Company in an amount equal to the principal sum of                      and      /100 Dollars ($                    .     ) repayment of which is evidenced by a Promissory Note of even date herewith made by the Company in favor of Secured Party (the “Note”).
     C. The obligations of the Company to pay and perform the Note are guarantied by that certain Limited Guaranty of even date herewith made by Pledgor in favor of Secured Party (the “Guaranty”). Pledgor has agreed to grant to Secured Party a security interest in the Membership Interest to secure the obligations of the Guaranty.
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Assignment of Membership Interest.
          1.1 To secure the payment and performance of the obligations of Pledgor under the Guaranty, Pledgor hereby assigns, delivers, grants, transfers, pledges and sets over to Secured Party, to the fullest extent permitted by law, a security interest in all of its right, title and interest in and to all of the Membership Interest, including, but not limited to, the capital accounts, all profits and/or losses allocable or allocated to the Membership Interest, and all monies, rights to payment and all distributions of every kind, which may be set aside for or is now due or which may hereafter become due to Pledgor from the Company including without limitation all proceeds of the Membership Interest.
          1.2 Pledgor agrees to cause the Membership Interest to be evidenced by a certificate issued by the Company in the name of the Pledgor (the “Certificate”). Pledgor shall deliver possession of the Certificate to Secured Party. Pledgor shall also execute and deliver to Secured Party an assignment of the certificate with the name of the assignee in blank (the “Assignment”). Pledgor hereby acknowledges and agrees that, notwithstanding any provision in the LLC Agreement to the contrary, Secured Party is authorized to use the Assignment to assign the Certificate and the Membership Interest in connection with foreclosure of the Membership Interest or other enforcement of Secured Party’s rights and remedies under this Agreement or the UCC (as defined below). Pledgor agrees that the LLC Agreement shall state that the Membership Interest is evidenced by the Certificate and that possession of the Certificate has been delivered to Secured Party. Pledgor hereby authorizes Secured Party to file a financing statement naming Pledgor as debtor and describing the Membership Interest and authorizes Secured Party to undertake any further perfection step that Secured Party deems necessary or appropriate to perfect the security interests granted hereunder.
          1.3 Pledgor agrees to execute and deliver to Secured Party such other agreements, instruments and documentation as Secured Party may reasonably request from time to time to effectuate the conveyance, transfer, assignment, grant and perfection to Secured Party of a security interest in all of Pledgor’s right, title and interest in and to the Membership Interest.
          1.4 Notwithstanding any of the foregoing, receipt by Secured Party of Pledgor’s right, title and interest in and to the Membership Interest shall not in any way be deemed to obligate Secured Party to assume any of Pledgor’s obligations, duties, expenses or liabilities of the Company (collectively, the “Company Obligations”). Pledgor shall remain bound and obligated to perform the Company Obligations and Secured Party shall not be deemed to have assumed any of such Company Obligations.
     2. Pledgor’s Representations and Warranties. Pledgor hereby makes the following representations and warranties, which shall be deemed to be continuing representations and warranties in favor of Secured Party, and covenants and agrees that it shall do all acts necessary to maintain the truth and correctness, in all material respects, of the following:
          2.1 Pledgor is a limited liability company duly formed and validly existing under the laws of the State of Delaware.
          2.2 Pledgor has full power and authority to enter into this Agreement and the Assignment, grant the security interests provided in this Agreement and to perform its obligations hereunder in accordance with the provisions of this Agreement and the Assignment.
          2.3 This Agreement and the Assignment have been duly authorized, executed and delivered by Pledgor, and constitute legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with their terms.
          2.4 Pledgor is the sole owner of all right, title and interest in and to the Membership Interest and has the legal right to grant the security interest in the Membership Interest to Secured Party. Pledgor is the sole member of the Company and there are no other persons who have any membership interests, economic interests, options, warrants or other rights to become members of the Company.
          2.5 Except as contemplated by this Agreement and the Assignment or otherwise approved by Secured Party, the Membership Interest is not subject to any pledge, lien, security interest, charge, option, restriction or other encumbrance whatsoever.
          2.6 No financing statement covering the Membership Interest and naming any secured party other than Secured Party is on file in any public office.
          2.7 The LLC Agreement has been duly and validly executed and delivered by Pledgor, constitutes a valid, legal and binding obligation of Pledgor, is enforceable against Pledgor in accordance with its terms, and is in full force and effect.
          2.8 No consent, license, approval, or authorization of, exemption by, or registration with any governmental instrumentality is required to be obtained by Pledgor in connection with the execution, delivery, performance, validity, or enforceability of this Agreement, except the filing of a Uniform Commercial Code financing statement in the Office of the Secretary of State of California to perfect the security interest created by this Agreement, and no consent of any other party is required for any of the foregoing.
          2.9 The execution, delivery, and performance of this Agreement will not violate any provision of any applicable law, rule or regulation or of any order, judgment, writ, award or decree of any court, arbitrator, or governmental instrumentality, domestic or foreign, applicable to Pledgor, or of any indenture, contract, agreement (including any trust agreement), or other undertaking to which Pledgor is a party or which affects any of its properties and will not result in the creation or imposition of any lien, charge, or encumbrance on or security interest in the Membership Interest except as contemplated by this Agreement.
     3. Covenants of Pledgor. Pledgor hereby covenants and agrees as follows for the term of this Agreement:
          3.1 General Covenants. Pledgor will:
               (a) pay all costs and expenses, including attorneys’ fees and expenses, expended or incurred by Secured Party in the perfection, preservation, realization, enforcement and exercise of its respective rights, powers, privileges and remedies hereunder;
               (b) permit Secured Party to exercise its powers hereunder, and assist Secured Party in any manner reasonably requested by Secured Party in connection therewith; and
               (c) execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interest contemplated hereby.
          3.2 Covenants with Regard to Membership Interest. Pledgor will:
               (a) not waive any right to receive distributions from the Company;

               (b) not exercise any option or elect to receive any non-cash payments under the LLC Agreement; and
               (c) do any acts or things necessary to keep the Membership Interest free and clear of all defenses, rights to offset and counterclaims.
     4. Defaults; Remedies.
          4.1 Events of Default. The occurrence of any of the following shall be deemed to be an event of default hereunder (an “Event of Default”):
               (a) the failure to pay or perform any obligation under the Guaranty upon the demand of Secured Party or any other occurrence of a default under the Guaranty which is not cured within any applicable notice and cure period thereunder;
               (b) any other occurrence of a default under the Note which is not cured within any applicable notice and cure period thereunder;
               (c) the material breach of any of the obligations of Pledgor under this Agreement, which in the case of a monetary default shall continue for more than five (5) days after notice from Secured Party and in the case of a nonmonetary default shall continue for more than thirty (30) days after notice from Secured Party; or
               (d) any representation or warranty made or delivered by Pledgor to Secured Party under this Agreement proves to be untrue or incorrect at any time.
          4.2 Remedies. Upon the occurrence of an Event of Default hereunder, Secured Party may, at its option, exercise any remedies of a secured party under the California Uniform Commercial Code or any other applicable law.
          4.3 Security Restrictions. In the event Secured Party elects to sell the right to the Membership Interest in accordance with one of its remedies under Division 9 of the California Uniform Commercial Code or any other applicable law:
               (a) Pledgor agrees that in any sale of the Membership Interest after an Event of Default, Secured Party is hereby authorized to comply with any limitation or restriction in connection with any such sale as it may be advised by counsel is necessary in order to comply with the requirements of an exemption from registration or qualification under any laws or regulations pertaining to sale of the Membership Interest or to obtain any required approval of the sale by any governmental regulatory authority or officer, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Membership Interest is sold in compliance with any such exemption, limitation or restriction; and
               (b) The proceeds of any such sale shall be applied as follows:
                    (i) to the repayment of the costs and expenses of retaking, holding and preparing for the sale and the selling of the Membership Interest (including attorneys’ fees and expenses) and the discharge of all assessments, encumbrances, charges or liens, if any, on the Membership Interest prior to the lien hereof (except any taxes, assessments, encumbrances, charges or liens subject to which such sales shall have been made);
                    (ii) to the payment of all amounts (including, without limitation, principal of and interest due by reason of the obligations of the Guaranty or the Note which is guarantied by the Guaranty) then secured hereunder; and
                    (iii) the surplus, if any, shall be paid to Pledgor or to whomever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.
          4.4 Remedies Non-Exclusive. Secured Party shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Secured Party from pursuing any further remedy which it may have.
     5. Further Documentation. Pledgor hereby agrees to execute, from time to time, such other instruments in such numbers as may be as deemed necessary or appropriate by Secured Party to perfect the security interest created hereby and to pay the cost of filing or recording the same in the public records specified by Secured Party. Pledgor authorizes Secured Party to file any and all financing statements, amendments, continuation statements and other documentation as may be deemed necessary or appropriate by Secured Party to perfect the security interest created hereby and to pay the cost of filing or recording the same in the public records specified by Secured Party.
     6. Termination of Agreement. This Agreement and the security interest created hereby shall terminate upon the payment in full to Secured Party of all sums due and payable under the Note and the Guaranty and all other amounts secured hereby. Upon the termination of this Agreement, Secured Party shall return to Pledgor such documentation then being held by Secured Party to reflect the transfer of the Membership Interest to Secured Party by Pledgor, and Secured Party shall deliver to Pledgor such instruments as Pledgor may reasonably request to discharge the lien created by this Agreement, provided that Pledgor shall pay all of the costs and expenses of preparation, review, filing or recording such instruments (including the fees and costs of attorneys acting on behalf of Secured Party).
     7. Liability and Indemnification. Secured Party shall not be liable to Pledgor for any act (including, without limitation, any act of Secured Party’s negligence) or omission by Secured Party unless Secured Party’s conduct constitutes willful misconduct or gross negligence.
     8. Notices. All notices and demands of any kind which the parties hereto may be required or may desire to give to or make on one another in connection with this Agreement shall be in writing, and shall either be served personally, by any overnight courier service, or by certified mail, return receipt requested, postage thereon fully prepaid. Any such notice or demand so served shall be addressed to the party to be served as follows:
          If to Secured Party:
          If to Pledgor:
Such notices, requests and other communications sent as provided hereinabove shall be effective when received by the addressee thereof, but if sent by registered or certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States mail. Each party hereto may change its address by giving notice thereof to the other party here to in conformity with this Section.
     9. Other Remedies. Any and all remedies herein expressly conferred upon Secured Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on Secured Party, and the exercise of any one remedy shall not preclude the exercise of any other.
     10. Waiver. No delay in enforcing or failure to enforce any right under this Agreement shall constitute a waiver by Secured Party of such right. No waiver by Secured Party of any default hereunder shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.
     11. Attorneys’ Fees. Pledgor agrees to pay all costs, charges, fees and expenses, including reasonable attorneys’ fees, which may be incurred in the enforcement of this Agreement (including fees and expenses of in-house and outside counsel for Secured Party) whether or not such enforcement includes the filing of a lawsuit.
     12. Binding Upon Successors. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective successors and assigns.
     13. Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.
     14. Governing Law. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of California, without regard for otherwise governing principles of conflicts of laws.
     15. Amendment. This Agreement or any provision hereof may be changed, waived, modified, amended or terminated only by a statement in writing signed by the party against which such change, waiver, modification, amendment or termination is sought to be enforced.
     16. Severability. If any term, covenant, condition provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction the fact that such term, covenant, condition, provision of this Agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term covenant, condition, provision or agreement herein contained.

     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.
     IN WITNESS WHEREOF, Pledgor and Secured Party have duly executed this Agreement the day and year first above written.

PLEDGOR:	APARTMENT ASSETS, LLC, a Delaware limited liability company
By:
Name:
Its:

SECURED PARTY:	SECURED PRINCIPAL, LLC a Delaware limited liability company
By:
Name:
Its: